EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statement (No. 333-58899) on Form S-8 and post-effective amendment of our report dated June 23, 2009 appearing in the Annual Report on Form 11-K of Midwest Banc Holdings, Inc. 401(k) Plan and Trust for the year ended December 31, 2008.
/s/ Plante & Moran, PLLC
Chicago, Illinois
June 23, 2009